EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD NON-GAAP EARNINGS PER SHARE FOR FIRST QUARTER FISCAL YEAR 2016

•	Net sales of $534.0 million.

•	On a non-GAAP basis: gross margins of 58.3%; operating income of $174.3 million; net income of $148.9 million and record EPS of 69 cents per diluted share.

•	On a GAAP basis: gross margins of 57.9%; operating income of $121.3 million; net income of $130.7 million; and EPS of 60 cents per diluted share.

•	Record quarterly dividend declared of 35.8 cents per share.

•	Completed acquisition of Micrel Incorporated.

CHANDLER, Arizona - August 3, 2015 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended June 30, 2015 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three months ended June 30, 2015
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$534.0		$534.0
Gross Margin	$309.0	57.9%	$311.2	58.3%
Operating Income	$121.3	22.7%	$174.3	32.6%
Other Expense	$(1.8)		$(6.0)
Income Tax Provision (Benefit)	$(10.9)		$19.2
Net Income Before Noncontrolling Interest	$130.5		$149.1
Net Income (Loss) from Noncontrolling Interest	$(0.2)		$0.2
Net Income Attributable to Microchip	$130.7	24.5%	$148.9	27.9%
Earnings per Diluted Share	60 Cents		69 Cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
First Quarter Fiscal Year 2016
Financial Results

GAAP net sales for the first quarter of fiscal 2016 were $534.0 million, up 1.0% from GAAP net sales of $528.9 million in the prior year's first fiscal quarter. GAAP net income for the first quarter of fiscal 2016 was $130.7 million, or 60 cents per diluted share, up 45.3% from GAAP net income of $89.9 million, or 40 cents per diluted share, in the prior year's first fiscal quarter.

Non-GAAP net sales for the first quarter of fiscal 2016 were $534.0 million, up 0.5% from non-GAAP net sales of $531.3 million in the prior year's first fiscal quarter. Non-GAAP net income for the first quarter of fiscal 2016 was $148.9 million, or 69 cents per diluted share, down 1.8% from non-GAAP net income of $151.6 million, or 68 cents per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2016 and fiscal 2015, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), GAAP non recognition of revenue for inventory in the distribution channel at the acquisition date for our acquisitions, gains from equity securities and equity method investment, non-cash interest expense on our convertible debentures, and non-recurring tax events. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 35.80 cents per share. The quarterly dividend is payable on September 25, 2015 to stockholders of record on September 11, 2015.

Microchip also announced today that it has completed its acquisition of Micrel Incorporated for a combination of $430 million in cash and the issuance of 8,626,795 million shares of Microchip common stock.

"Our June quarter revenue was below our guidance but was consistent with industry conditions as evidenced by what others in the semiconductor industry have reported," said Steve Sanghi, President and CEO. "The June quarter started out well, but the negative effects of a very weak economy in China and challenges in Europe, led by a very weak Euro caused us to finish the quarter below our revenue guidance provided on May 7, 2015."

Mr. Sanghi added, "Our non-GAAP gross margin percentage and our operating profit percentage were within our guidance and we achieved record non-GAAP earnings per share. The June quarter was our 99th consecutive quarter of profitability."

"Our microcontroller revenue was up 1.3% in the June quarter compared to the year ago quarter and we experienced the same broad-based weakness that has been reported by many other companies in the industry," said Ganesh Moorthy, Chief Operating Officer. "In the aggregate over the last four rolling quarters, our microcontroller business

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Microchip Technology Reports
First Quarter Fiscal Year 2016
Financial Results

was up 8% over the prior four quarters. We are continuing to deliver innovative new 8-bit, 16-bit and 32-bit microcontrollers that we believe will enable us to continue to gain market share."

Mr. Moorthy added, "Our analog business was down 0.6% in the June quarter compared to the year ago quarter and experienced the same weakness we saw in our microcontroller business. In the aggregate over the last four rolling quarters, our analog business was up 11% over the prior four quarters. We continue to develop and introduce a wide range of innovative and proprietary new products to help fuel the future growth of our analog business."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our cash generation in the June quarter excluding the purchase of the remaining outstanding shares of ISSC, our dividend payment, and changes in borrowing levels, was $143.8 million. As of June 30, 2015, our consolidated cash and total investment position was approximately $2.43 billion. The dividend that we announced today marks the 46th occasion that we have increased our dividend payment, and cumulative dividends paid are now $2.59 billion."

Mr. Sanghi concluded, "We have evaluated the current global economic environment, semiconductor industry conditions, our backlog position and customer designs coming to production and expect our revenue to be between $497 million and $534 million in the September quarter, excluding any revenue from our Micrel acquisition for the partial quarter after the closing of the acquisition. From the date of acquisition, we expect non-GAAP revenue from Micrel to add an additional $35 million to our September results."

Microchip's Highlights for the Quarter Ended June 30, 2015:

•
Microchip reclaimed the #1 position in 8-bit microcontroller revenue in 2014, while growing its market share in 8, 16 and 32-bit MCUs and breaking into the top 10 for 32-bit MCUs, according to Gartner. Microchip has continued to innovate across all of its 8-bit, 16-bit and 32-bit product lines.

•
As an example of that innovation, Microchip continued to expand its offering of 8-bit PIC® microcontrollers with two new families that integrate Core Independent Peripherals (CIPs), which combine to perform functions autonomously, without the core. Because these functions are deterministically and reliably performed in hardware instead of software, CIPs enable system performance that is far beyond typical 8-bit MCUs while simplifying the design experience and reducing memory cost.

•
Microchip’s MOST® technology devices continued to win new designs in automotive infotainment networks, with fresh deployments in Volvo's XC90 and Kia's K900 models. More than 170 million MOST devices have been installed in 184 car models, since 2001. Additionally, Microchip recently shipped the 25 millionth device

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Microchip Technology Reports
First Quarter Fiscal Year 2016
Financial Results

from its MOST50 product line, due to the continued deployment by a wide variety of brands from carmakers General Motors Co. and Toyota Motor Corporation.

•
On the technology side, designers using the Automotive Open System Architecture (AUTOSAR) to develop and reuse their in-vehicle software can now connect their systems to not only networking technologies such as CAN and LIN, but also to MOST networking technology. This means that Microchip's MOST devices can be used for cross-domain communication in an AUTOSAR system, such as Advanced Driver Assistance Systems (ADAS), which simplifies automotive networking and diagnostics.

•
Microchip subsidiary Silicon Storage Technology (SST) further strengthened its market leadership in embedded Flash-based devices, by expanding its partnership with GLOBALFOUNDRIES to include an automotive-grade 55nm embedded SuperFlash® memory platform. To date, more than 50 billion devices have shipped with SST's SuperFlash technology.

•
In the growing digital power market, Microchip introduced its third-generation 16-bit dsPIC33EP "GS" family, which features higher performance, more integration, lower power consumption, smaller footprints and the unique Live Update capability.

•
For analog power designs, Microchip announced the world's first high-side current/power sensor to feature both a configurable analog output and a 2-wire digital bus, which maximizes data and diagnostic reporting while minimizing data latency. Additionally, the Company added a power-monitoring IC with advanced features for high-accuracy power measurement in commercial and industrial designs.

•
In other analog news, Microchip expanded its high-speed analog-to-digital converter portfolio with high-integration, low-power 14-/12-bit, 200 Msps stand-alone ADCs. These devices are targeted for applications in the communications markets, such as base stations, test equipment, and IF receivers, among others.

•
Microchip also unveiled the world's first USB3.0 Smart Hubs, which enable host and device port swapping, I/O bridging and various other serial communication interfaces. These Smart Hubs simplify system design, reduce board area, are USB-IF logo certified and deliver Microchip's proven USB hub interoperability for a wide range of applications in the computing, embedded, medical, industrial and networking markets.

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Microchip Technology Reports
First Quarter Fiscal Year 2016
Financial Results

•
In the high-growth area of human interface, Microchip expanded its portfolio of projected-capacitive touch screen controllers with a noise-robust, advanced multi-touch and gesture device that supports screens up to 10". It provides multi-touch coordinates as well as a readymade multi-finger surface gesture suite that brings modern user-interface elements-such as pinch and zoom, multi-finger scrolling, and swipes-to any embedded design, with minimal host requirements.

•
To ease the development of consumer audio products with its 32-bit MCUs, Microchip introduced the PIC32 Harmony Software Decoder Framework and Microsoft WMA Decoder Library. Example applications include audio docks, automotive head units and home-audio platforms.

Second Quarter Fiscal Year 2016 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Due to the closing of our acquisition of Micrel on August 3, 2015, we are not able to provide GAAP guidance at this time, as the purchase accounting valuation adjustments related to the acquisition including acquired intangibles and inventory write-up as well as other acquisition-related charges are not yet known. We are able to provide the following non-GAAP guidance which includes Micrel:

Microchip Consolidated Guidance - Non-GAAP[1]
Net Sales	$532 million to $569 million
Gross Margin[2]	57.6% to 57.8%
Operating Expenses	27.7% to 28.9%
Other Expense	$7.9 million
Income Tax Expense	11.1% to 12.1%
Net Income	$127.3 million to $145.4 million
Diluted Common Shares Outstanding[3]	220 million shares
Earnings per Diluted Share[3]	58 cents to 66 cents

[1]	See the "Use of Non-GAAP Financial Measures" section of this release.

[2]	See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.

[3]	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•	There is about 1.5 cents of non-GAAP earnings per diluted share dilution reflected in the table above from the Micrel transaction.

•
Excluding the Micrel acquisition and any purchase accounting impacts from the Micrel acquisition, Microchip's inventory days at September 30, 2015 are expected to increase by 2 to 17 days to be between 125 days and 140 days.

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Microchip Technology Reports
First Quarter Fiscal Year 2016
Financial Results

Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels. We are reducing wafer starts in our Fabs and loadings in our assembly and test factories to manage inventory in the current business environment.

•
Capital expenditures for the quarter ending September 30, 2015 are expected to be approximately $35 million. We have brought down the capital expenditures for all of fiscal year 2016 to be approximately $125 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast growing new products and technologies.

•
Excluding the Micrel acquisition, we expect net cash generation during the September quarter of $100 million to $120 million prior to the dividend payment, changes in borrowing levels, and our acquisition-related activities.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), gains from equity securities and equity method investment, non-cash interest expense on our convertible debentures, the related income tax implications of these items and non-recurring tax events. Our non-GAAP net sales outlook for the September 2015 quarter reflects revenue from the sell-through of products from Micrel's distributors that the distributors own as of the acquisition date that is not recognized for GAAP purposes. We believe that our disclosure of non-GAAP net sales provides investors with information regarding the actual end market demand for our products.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax provision (benefit)/tax rate, non-GAAP net income, and non-GAAP

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Microchip Technology Reports
First Quarter Fiscal Year 2016
Financial Results

diluted earnings per share which exclude the items noted above, as applicable, to permit additional analysis of our performance.
Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2015 quarter of $43 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter). The diluted common shares outstanding number presented in the guidance table above includes the impact of the 8.6 million shares Microchip issued in the Micrel transaction but excludes any shares that Microchip may acquire under its share repurchase program in the September 2015 quarter.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share amounts)
(Unaudited)

	Three months ended
	June 30,
	2015	2014

Net sales	$533,952	$528,876
Cost of sales	224,935	222,357
Gross profit	309,017	306,519

Operating expenses:
Research and development	84,680	84,370
Selling, general and administrative	66,849	69,255
Amortization of acquired intangible assets	34,612	36,644
Special charges, net	1,557	304
	187,698	190,573

Operating income	121,319	115,946
Losses on equity method investments	(177)	(32)
Other expense, net	(1,577)	(8,923)

Income before income taxes	119,565	106,991
Income tax (benefit) provision	(10,895)	17,082
Net income	130,460	89,909
Less: Net loss attributable to noncontrolling interests	207	—
Net income attributable to Microchip Technology	$130,667	$89,909

Basic net income per common share attributable to Microchip Technology stockholders	$0.65	$0.45
Diluted net income per common share attributable to Microchip Technology stockholders	$0.60	$0.40

Basic common shares outstanding	202,232	200,187
Diluted common shares outstanding	216,767	224,527

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	June 30,	March 31,
	2015	2015
	(Unaudited)
Cash and short-term investments	$1,532,550	$1,958,869
Accounts receivable, net	277,033	273,937
Inventories	303,690	279,456
Deferred tax assets	71,045	71,045
Assets held for sale	13,669	13,989
Other current assets	57,627	67,321
Total current assets	2,255,614	2,664,617

Property, plant & equipment, net	595,247	581,572
Long-term investments	898,024	383,326
Other assets	1,108,100	1,151,198
Total assets	$4,856,985	$4,780,713

LIABILITIES AND EQUITY

Accounts payable and other accrued liabilities	$204,779	$187,844
Deferred income on shipments to distributors	167,529	166,128
Total current liabilities	372,308	353,972

Long-term line of credit	496,952	461,952
Senior convertible debentures	1,169,583	1,174,036
Junior convertible debentures	192,162	190,870
Long-term income tax payable	98,001	114,336
Long-term deferred tax liability	380,403	381,192
Other long-term liabilities	48,694	43,329

Microchip Technology stockholders' equity	2,098,882	2,044,654
Noncontrolling interests	—	16,372
Total equity	2,098,882	2,061,026
Total liabilities and equity	$4,856,985	$4,780,713

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three months ended
	June 30,
	2015	2014
Net sales, as reported	$533,952	$528,876
Distributor revenue recognition adjustment	—	2,469
Non-GAAP net sales	$533,952	$531,345

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three months ended
	June 30,
	2015	2014
Gross profit, as reported	$309,017	$306,519
Distributor revenue recognition adjustment, net of product cost	—	1,362
Share-based compensation expense	1,657	2,055
Acquisition-related restructuring and acquired inventory valuation costs	543	7,811
Non-GAAP gross profit	$311,217	$317,747
Non-GAAP gross profit percentage	58.3%	59.8%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three months ended
	June 30,
	2015	2014
Research and development expenses, as reported	$84,680	$84,370
Share-based compensation expense	(7,098)	(6,309)
Non-GAAP research and development expenses	$77,582	$78,061
Non-GAAP research and development expenses as a percentage of net sales	14.5%	14.7%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended
	June 30,
	2015	2014
Selling, general and administrative expenses, as reported	$66,849	$69,255
Share-based compensation expense	(5,357)	(4,957)
Acquisition-related costs	(2,174)	(936)
Non-GAAP selling, general and administrative expenses	$59,318	$63,362
Non-GAAP selling, general and administrative expenses as a percentage of net sales	11.1%	11.9%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three months ended
	June 30,
	2015	2014
Operating expenses, as reported	$187,698	$190,573
Share-based compensation expense	(12,455)	(11,266)
Acquisition-related costs	(2,174)	(936)
Amortization of acquired intangible assets	(34,612)	(36,644)
Special charges, net	(1,557)	(304)
Non-GAAP operating expenses	$136,900	$141,423
Non-GAAP operating expenses as a percentage of net sales	25.6%	26.6%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three months ended
	June 30,
	2015	2014
Operating income, as reported	$121,319	$115,946
Distributor revenue recognition adjustment	—	1,362
Share-based compensation expense	14,112	13,321
Acquisition-related restructuring, acquired inventory valuation and other costs	2,717	8,747
Amortization of acquired intangible assets	34,612	36,644
Special charges, net	1,557	304
Non-GAAP operating income	$174,317	$176,324
Non-GAAP operating income as a percentage of net sales	32.6%	33.2%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three months ended
	June 30,
	2015	2014
Other expense, net, as reported	$(1,577)	$(8,923)
Gain on equity securities and equity method investment	(16,064)	—
Non-cash other expense, net	11,812	2,365
Non-GAAP other expense, net	$(5,829)	$(6,558)
Non-GAAP other expense, net, as a percentage of net sales	(1.1)%	(1.2)%

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RECONCILIATION OF GAAP INCOME TAX (BENEFIT) PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three months ended
	June 30,
	2015	2014
Income tax (benefit) provision, as reported	$(10,895)	$17,082
Income tax rate, as reported	(9.1)%	16.0%
Distributor revenue recognition adjustment	—	375
Share-based compensation expense	3,532	1,420
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs	3,038	2,696
Special charges, net	415	113
Non-cash other expense, net	4,388	879
Non-recurring tax events	18,723	(4,465)
Non-GAAP income tax provision	$19,201	$18,100
Non-GAAP income tax rate	11.4%	10.7%

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO MICROCHIP TECHNOLOGY AND GAAP DILUTED NET INCOME PER COMMON SHARE ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS TO NON-GAAP NET INCOME ATTRIBUTABLE TO MICROCHIP TECHNOLOGY AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS

	Three months ended
	June 30,
	2015	2014
Net income attributable to Microchip Technology, as reported	$130,667	$89,909
Noncontrolling interests	(375)	—
Distributor revenue recognition adjustment, net of tax effect	—	987
Share-based compensation expense, net of tax effect	10,580	11,901
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	34,291	42,695
Special charges, net of tax effect	1,142	191
Gain on equity securities and equity method investment	(16,064)	—
Non-cash other expense, net of tax effect	7,424	1,486
Non-recurring tax events	(18,723)	4,465
Non-GAAP net income attributable to Microchip Technology	$148,942	$151,634
Non-GAAP net income attributable to Microchip Technology as a percentage of net sales	27.9%	28.5%

Diluted net income per common share attributable to Microchip Technology stockholders, as reported	$0.60	$0.40
Non-GAAP diluted net income per common share attributable to Microchip Technology stockholders	$0.69	$0.68
Diluted common shares outstanding, as reported	216,767	224,527
Diluted common shares outstanding Non-GAAP	216,253	223,889

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Microchip Technology Reports
First Quarter Fiscal Year 2016
Financial Results

Microchip will host a conference call today, August 3, 2015 at 6:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until August 10, 2015.

A telephonic replay of the conference call will be available at approximately 9:00 p.m. (Eastern Time) August 3, 2015 and will remain available until 8:00 p.m. (Eastern Time) on August 10, 2015. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 9319619.

Cautionary Statement:

The statements in this release relating to continuing to gain market share, new products fueling the future growth of our analog business, expecting our revenue to be between $497 million and $534 million excluding Micrel, expected non-GAAP revenue of $35 million from Micrel in the September quarter, growing digital power market, high growth human interface area, our second quarter fiscal 2016 Non-GAAP guidance including net sales, gross margin, operating expenses, other expense, income tax expense, net income, about 1.5 cents of non-GAAP earnings per diluted share dilution from the Micrel transaction, diluted common shares outstanding, earnings per diluted share, inventory days, capital expenditures for the September 2015 quarter and for all of fiscal 2016, reducing wafer starts to manage inventory, continuing to invest to support the growth of our production capabilities for fast growing new products and technologies, net cash generation, and assumed average stock price in the September 2015 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market acceptance of our products and the products of our customers; foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; our ability to successfully integrate Micrel's operations and employees, retain key employees and otherwise realize the expected synergies and benefits of the Micrel transaction; our ability to continue to realize the expected benefits of our other acquisitions; the impact of any other significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other

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First Quarter Fiscal Year 2016
Financial Results

issues; our actual average stock price in the September 2015 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, Ebola or other public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 3, 2015 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MOST, SuperFlash, PIC, and MPLAB are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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